SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 13, 2004

                              SYSCAN IMAGING, INC.
                (Formerly known as BankEngine Technologies, Inc.)
             (Exact name of registrant as specified in its charter)

DELAWARE                           000-27773                     59-3134518
--------                           ---------                     ----------
(State of Incorporation)    (Commission File Number)           (IRS Employer
                                                             Identification No.)



                         1754 TECHNOLOGY DR., SUITE 129
                           SAN JOSE, CALIFORNIA 95110
          (Address of principal executive offices, including zip code)

                                 (408) 436-9888
              (Registrant's telephone number, including area code)



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         ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 13, 2004, the Company dismissed Wiener, Goodman & Company, P.C. ("Wiener Goodman"), its independent certified public accountants for the fiscal years ended August 31, 2003 and 2002, which dismissal was approved by the Company's board of directors on such date. The reports by Wiener Goodman on the financial statements of the Company during the fiscal years ended August 31, 2003 and 2002 contained a going concern opinion. During the Company's two most recent fiscal years and subsequent period up to July 13, 2004, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         On July 13, 2004, upon receipt of approval of its Board of Directors, the Company engaged Clancy & Co., P.L.L.C. ("Clancy") to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through July 13, 2004, the Company did not consult with Clancy on any accounting or auditing issues; however, Clancy has previously audited the financial statements of the Company's wholly-owned subsidiary Syscan, Inc., for the periods December 31, 2003 and 2002.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements. Not applicable.

         (b)      Pro Forma Financial Information. Not applicable.

         (c)      Exhibits.

            EXHIBIT NO.
            16    Letter on Change in Certifying Accountant dated July 14, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  SYSCAN IMAGING, INC.

Dated: July 14, 2004              By:      /S/ DARWIN HU
                                     ------------------------
                                  Name:   Darwin Hu
                                  Title:   Chairman, CEO and President


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